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                                                                   Exhibit 21.01

                         Subsidiaries of the Registrant


Subsidiary Name                    Jurisdiction of Incorporation or Organization
---------------                    ---------------------------------------------

LeapFrog Canada, Inc.              Canada
Leapfrog (H.K.) Limited            Hong Kong
Leap Frog Toys (UK) Limited        England and Wales
Leap Japan Inc.                    Japan
NT2 LLC                            Delaware